UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   May 12, 2014

OphthaliX Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52545	88-0445167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Bareket Street, Petach Tikva, Israel	4951778
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  +(972) 3-9241114

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07

Submission of Matters to a Vote of Security Holders.

On May 12, 2014, the Company held its annual meeting of stockholders (the “Annual Meeting”).   The matters voted upon were: (i) the re-election of Dr. Pnina Fishman, Dr. Ilan Cohn, Guy Regev, Dr. Roger Kornberg, and Dr. Michael Belkin as directors, and (ii) the ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global (“Ernst & Young”), as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.  There were no abstentions or broker non-votes for either matter voted upon at the Annual Meeting. As of April 15, 2014, the record date, there were 10,441,251 shares of our common stock issued and outstanding.

Each of the nominees for director was reelected at the Annual Meeting and the results of the voting for the members of the Board of Directors are set forth below:

Nominees	Votes For	Abstain
Pnina Fishman	8,563,254	0
Ilan Cohn	8,563,254	0
Guy Regev	8,563,254	0
Roger Kornberg	8,563,254	0
Michael Belkin	8,563,254	0

The proposal to ratify the appointment of Ernst & Young as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014, was approved.  The results of the voting were as follows:

Votes For	Votes Against	Abstain
8,563,254	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OphthaliX Inc.

Date:  May 13, 2014

By /s/ Barak Singer

     Barak Singer, Chief Executive Officer

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